CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Inverse Contingent Income Buffered Securities due 2021	$1,000,000	$129.80

December 2019

Pricing Supplement No. 3,034

Registration Statement Nos. 333-221595; 333-221595-01

Dated December 16, 2019

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Inverse Contingent Income Buffered Securities due June 21, 2021

All Payments on the Securities Based on the Inverse Performance of the Least-Favorable Performing of the Common Stock of Facebook, Inc., the Common Stock of Apple Inc., the Common Stock of Netflix, Inc. and the Class C Common Stock of Alphabet Inc.

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley.  The securities do not provide for the regular payment of interest, do not guarantee the repayment of any principal and have the terms described in the accompanying prospectus supplement and prospectus, as supplemented or modified by this document.  The securities are based on the inverse performance of the underlying stocks, meaning that investors in the securities are taking the view that the underlying stocks will decline in value over the term of the securities.  Accordingly, the payment at maturity will be based on the performance of whichever underlying stock has depreciated the least or appreciated the most and therefore has the lowest inverse share percent change.  The securities will pay a contingent semi-annual coupon but only if the determination closing price of each of the common stock of Facebook, Inc., the common stock of Apple Inc., the common stock of Netflix, Inc. and the class C common stock of Alphabet Inc., which we refer to collectively as the underlying stocks, is at or below 120% of its respective initial share price, which we refer to as the respective threshold level, on the related observation date. If, however, the determination closing price of any underlying stock is greater than its respective threshold level on any observation date, we will pay no interest for the related semi-annual period. At maturity, if the final share price of each underlying stock is less than or equal to its respective threshold level, the payment at maturity will be the sum of the stated principal amount and the related contingent semi-annual coupon. However, if the final share price of any underlying stock is greater than its respective threshold level, investors will be inversely exposed to the appreciation of the least-favorable performing underlying stock beyond the buffer amount of 20%. Therefore, if the final share price of any underlying stock is greater than its respective threshold level, investors will receive a payment at maturity that is less than the stated principal amount of the securities and could be zero. If the final share price of any underlying stock is greater than or equal to 220% of its respective initial share price, meaning that any underlying stock has appreciated by 120% or more from its initial share price, investors will lose their entire investment. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent semi-annual coupons throughout the 1.5-year term of the securities. The securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate based on the inverse performance of the underlying stocks in exchange for the risk of receiving no semi-annual interest over the entire 1.5-year term. Because the payment of contingent semi-annual coupons is based on the least-favorable performing of the underlying stocks, the fact that the securities are linked to four underlying stocks does not provide any asset diversification benefits and instead means that an increase of any underlying stock above the relevant threshold level will result in no contingent semi-annual coupons, even if one or more of the other underlying stocks close at or above the respective threshold levels.  Because all payments on the securities are based on the least-favorable performing of the underlying stocks, an increase beyond the respective threshold level of any underlying stock will result in no contingent semi-annual coupon payments and a loss of your investment, even if one or more of the other underlying stocks have depreciated or have not appreciated as much.  Investors will not participate inversely in any depreciation of any underlying stock.  The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk.  If we default on our obligations, you could lose some or all of your investment.  These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying stocks:	Facebook, Inc. common stock (the “FB Stock”), Apple Inc. common stock (the “AAPL Stock”), Netflix, Inc. common stock (the “NFLX Stock”) and Alphabet Inc. class C common stock (the “GOOG Stock”)
Aggregate principal amount:	$1,000,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	December 16, 2019
Original issue date:	December 19, 2019 (3 business days after the pricing date)
Maturity date:	June 21, 2021
Determination closing price:	With respect to each underlying stock, the closing price of such underlying stock on any observation date (other than the final observation date), times the adjustment factor on such observation date
Contingent semi-annual coupon:

A contingent semi-annual coupon at an annual rate of 18.30% (corresponding to approximately $91.50 per semi-annual period per security) will be paid on the securities on each coupon payment date but only if the determination closing price of each underlying stock is at or below its respective threshold level on the related observation date.

If, on any observation date, the determination closing price of any underlying stock is greater than its respective threshold level, no contingent semi-annual coupon will be paid with respect to that observation date.   It is possible that one or more underlying stocks will remain above their respective threshold levels for extended periods of time or even throughout the entire 1.5-year term of the securities so that you will receive few or no contingent semi-annual coupons.

Threshold level:

With respect to the FB Stock, $237.504, which is equal to 120% of its initial share price

With respect to the AAPL Stock, $335.832, which is equal to 120% of its initial share price

With respect to the NFLX Stock, $365.052, which is equal to 120% of its initial share price

With respect to the GOOG Stock, $1,633.404, which is equal to 120% of its initial share price

Buffer amount:	20%, with inverse exposure to the least-favorable performing underlying stock (meaning the underlying stock that has appreciated the most) beyond the buffer amount. Therefore, if the final share price of any underlying stock is greater than its threshold level, investors will lose some of their investment. If the final share price of any underlying stock is greater than or equal to 220% of its respective initial share price, investors will lose their entire investment.
Payment at maturity:

Investors will receive a payment at maturity determined as follows:

•

If the final share price of each underlying stock is less than or equal to its respective threshold level: (i) the stated principal amount plus (ii) the contingent semi-annual coupon with respect to the final observation date

•

If the final share price of any underlying stock is greater than its respective threshold level:

$1,000 + ($1,000 × inverse share percent change of the least-favorable performing underlying stock) + $200, subject to a minimum payment at maturity of $0

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000. If the final share price of any underlying stock is greater than or equal to 220% of its respective initial share price, meaning that any underlying stock has appreciated by 120% or more, you will lose your entire investment in the securities.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$968.30 per security. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to us(2)
Per security	$1,000	$25	$975
Total	$1,000,000	$25,000	$975,000
(1)	Selected dealers and their financial advisors will collectively receive from the agent, Morgan Stanley & Co. LLC, a fixed sales commission of $25 for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement.

(2)	See “Use of proceeds and hedging” on page 32.

The securities involve risks not associated with an investment in ordinary debt securities.  See “Risk Factors” beginning on page 7.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying prospectus supplement and prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The securities are not deposits or saving accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below.  Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Prospectus Supplement dated November 16, 2017	Prospectus dated November 16, 2017

Morgan Stanley Finance LLC

Inverse Contingent Income Buffered Securities due June 21, 2021

All Payments on the Securities Based on the Inverse Performance of the Least-Favorable Performing of the Common Stock of Facebook, Inc., the Common Stock of Apple Inc., the Common Stock of Netflix, Inc. and the Class C Common Stock of Alphabet Inc.

Principal at Risk Securities

Terms continued from previous page:
Initial share price:

With respect to the FB Stock, $197.92, which is its closing price on the pricing date

With respect to the AAPL Stock, $279.86, which is its closing price on the pricing date

With respect to the NFLX Stock, $304.21, which is its closing price on the pricing date

With respect to the GOOG Stock, $1,361.17, which is its closing price on the pricing date

Coupon payment dates:	Semi-annually, on June 19, 2020, December 21, 2020 and the maturity date. If any such day is not a business day, that contingent semi-annual coupon, if any, will be payable on the next business day, and no adjustment will be made to any payment made on that postponed day. The contingent semi-annual coupon with respect to the final observation date, if any, will be paid on the maturity date.
Observation dates:	Semi-annually, on June 16, 2020, December 16, 2020, and June 16, 2021, subject to postponement for non-trading days and certain market disruption events. We also refer to June 16, 2021 as the final observation date.
Final share price:	With respect to each underlying stock, the closing price of such underlying stock on the final observation date times the adjustment factor on such date
Adjustment factor:	With respect to each underlying stock, 1.0, subject to adjustment in the event of certain corporate events affecting such underlying stock
Least-favorable performing underlying stock:	The underlying stock with the lowest inverse share percent change, meaning the underlying stock that has appreciated the most or, if all of the underlying stocks have depreciated, the underlying stock that has depreciated the least.
Inverse share percent change:	With respect to each underlying stock, (initial share price – final share price) / initial share price
CUSIP / ISIN:	61769H5K7 / US61769H5K78
Listing:	The securities will not be listed on any securities exchange.

December 2019	Page 2

Morgan Stanley Finance LLC

Inverse Contingent Income Buffered Securities due June 21, 2021

All Payments on the Securities Based on the Inverse Performance of the Least-Favorable Performing of the Common Stock of Facebook, Inc., the Common Stock of Apple Inc., the Common Stock of Netflix, Inc. and the Class C Common Stock of Alphabet Inc.

Principal at Risk Securities

Investment Summary

Inverse Contingent Income Buffered Securities

Principal at Risk Securities

Inverse Contingent Income Buffered Securities due June 21, 2021 All Payments on the Securities Based on the Least-Favorable Performing of the Common Stock of Facebook, Inc., the Common Stock of Apple Inc., the Common Stock of Netflix, Inc. and the Class C Common Stock of Alphabet Inc. (the “securities”) do not provide for the regular payment of interest and do not guarantee the repayment of any principal.  Instead, the securities will pay a contingent semi-annual coupon at an annual rate of 18.30% but only if the determination closing price of each underlying stock is at or below 120% of its respective initial share price, which we refer to as the respective threshold level, on the related observation date. If the determination closing price of any underlying stock is greater than its threshold level on any observation date, we will pay no coupon for the related semi-annual period.  It is possible that the determination closing price of one or more underlying stocks will remain above their respective threshold levels for extended periods of time or even throughout the entire 1.5-year term of the securities so that you will receive few or no contingent semi-annual coupons during the entire term of the securities.  We refer to these coupons as contingent, because there is no guarantee that you will receive a coupon payment on any coupon payment date.  Even if all of the underlying stocks were to be at or below their respective threshold levels on some semi-annual observation dates, one or more underlying stocks may fluctuate above the respective threshold level(s) on others.  In addition, if the final share price of any underlying stock is greater than its respective threshold level, investors will be negatively exposed to the increase in the least-favorable performing underlying stock (meaning the underlying stock that has appreciated the most) beyond the buffer amount and will receive a payment at maturity that is less than the stated principal amount of $1,000 per security and could be zero. If the final share price of any underlying stock is greater than or equal to 220% of its respective initial stock price, meaning that any underlying stock has appreciated by 120% or more, you will lose your entire investment in the securities. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent semi-annual payments throughout the entire 1.5-year term of the securities.

Maturity:	Approximately 1 year and 6 months
Contingent semi-annual coupon:

A contingent semi-annual coupon at an annual rate of 18.30% (corresponding to approximately $91.50 per semi-annual period per security) will be paid on the securities on each coupon payment date but only if the determination closing price of each underlying stock is at or below its respective threshold level on the related observation date.

If on any observation date, the determination closing price of any underlying stock is greater than its respective threshold level, we will pay no coupon for the applicable semi-annual period.

Buffer amount:	20%, with inverse exposure to the least-favorable performing underlying stock (meaning the underlying stock that has appreciated the most) beyond the buffer amount. Therefore, if the final share price of any underlying stock is greater than its threshold level, investors will lose some of their investment. If the final share price of any underlying stock is greater than or equal to 220% of its respective initial stock price, meaning that any underlying stock has appreciated by 120% or more, you will lose your entire investment in the securities.
Payment at maturity:

If the final share price of each underlying stock is less than or equal to its respective threshold level, the payment at maturity will be the sum of the stated principal amount and the related contingent semi-annual coupon.

If the final share price of any underlying stock is greater than its threshold level, the payment at maturity will be less than the stated principal amount of $1,000, and you will lose some or all of your investment. If the final share price of any underlying stock is greater than or equal to 220% of its respective initial stock price, meaning that any underlying stock has appreciated by 120% or more, you will lose your entire investment in the securities.

December 2019	Page 3

Morgan Stanley Finance LLC

Inverse Contingent Income Buffered Securities due June 21, 2021

All Payments on the Securities Based on the Inverse Performance of the Least-Favorable Performing of the Common Stock of Facebook, Inc., the Common Stock of Apple Inc., the Common Stock of Netflix, Inc. and the Class C Common Stock of Alphabet Inc.

Principal at Risk Securities

The original issue price of each security is $1,000.  This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000.  We estimate that the value of each security on the pricing date is $968.30.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying stocks.  The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying stocks, instruments based on the underlying stocks, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the buffer amount, the contingent semi-annual coupon rate and the threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us.  If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors.  However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value.  We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

December 2019	Page 4

Morgan Stanley Finance LLC

Inverse Contingent Income Buffered Securities due June 21, 2021

All Payments on the Securities Based on the Inverse Performance of the Least-Favorable Performing of the Common Stock of Facebook, Inc., the Common Stock of Apple Inc., the Common Stock of Netflix, Inc. and the Class C Common Stock of Alphabet Inc.

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent semi-annual coupon is paid with respect to an observation date and how to calculate the payment at maturity, if any.  The following examples are for illustrative purposes only.  Whether you receive a contingent semi-annual coupon will be determined by reference to the determination closing price of each underlying stock on each semi-annual observation date, and the amount you will receive at maturity, if any, will be determined by reference to the final share price of each underlying stock on the final observation date.  The actual initial share price and threshold level for each underlying stock are set forth on the cover of this document.  All payments on the securities, if any, are subject to our credit risk.  The below examples are based on the following terms:

Contingent Semi-annual Coupon:

18.30% per annum (corresponding to approximately $91.50 per semi-annual period per security)[1]

With respect to each coupon payment date, a contingent semi-annual coupon is paid but only if the determination closing price of each underlying stock is at or below its respective threshold level on the related observation date.

Payment at Maturity:

If the final share price of each underlying stock is less than or equal to its respective threshold level: the stated principal amount and the contingent semi-annual coupon with respect to the final observation date

If the final share price of any underlying stock is greater than its respective threshold level: $1,000 + ($1,000 × inverse share percent change of the least-favorable performing underlying stock) + $200, subject to a minimum payment at maturity of $0

Stated Principal Amount:	$1,000
Buffer Amount:	20%
Hypothetical Initial Share Price:	With respect to the FB Stock: $200.00 With respect to the AAPL Stock: $300.00 With respect to the NFLX Stock: $350.00 With respect to the GOOG Stock: $1,400.00
Hypothetical Threshold Level:

With respect to the FB Stock: $240.00, which is 120% of its hypothetical initial share price

With respect to the AAPL Stock: $360.00, which is 120% of its hypothetical initial share price

With respect to the NFLX Stock: $420.00, which is 120% of its hypothetical initial share price

With respect to the GOOG Stock: $1,680.00, which is 120% of its hypothetical initial share price

1 The actual contingent semi-annual coupon will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 day-count basis.  The hypothetical contingent semi-annual coupon of $91.50 is used in these examples for ease of analysis.

How to determine whether a contingent semi-annual coupon is payable with respect to an observation date:

	Determination Closing Price				Hypothetical Contingent Semi-annual Coupon
	FB Stock	AAPL Stock	NFLX Stock	GOOG Stock
Hypothetical Observation Date 1	$190.00 (at or below its threshold level)	$310.00 (at or below its threshold level)	$325.00 (at or below its threshold level)	$1,150.00 (at or below its threshold level)	$91.50
Hypothetical Observation Date 2	$255.00 (above its threshold level)	$295.00 (at or below its threshold level)	$395.00 (at or below its threshold level)	$1,300.00 (at or below its threshold level)	$0
Hypothetical Observation Date 3	$250.00 (above its threshold level)	$375.00 (above its threshold level)	$460.00 (above its threshold level)	$1,700.00 (above its threshold level)	$0

On hypothetical observation date 1, each of the underlying stocks closes at or below its respective threshold level.  Therefore, a contingent semi-annual coupon of $91.50 is paid on the relevant coupon payment date.

December 2019	Page 5

Morgan Stanley Finance LLC

Inverse Contingent Income Buffered Securities due June 21, 2021

All Payments on the Securities Based on the Inverse Performance of the Least-Favorable Performing of the Common Stock of Facebook, Inc., the Common Stock of Apple Inc., the Common Stock of Netflix, Inc. and the Class C Common Stock of Alphabet Inc.

Principal at Risk Securities

On hypothetical observation date 2, three underlying stocks close at or below their respective threshold levels, but the other underlying stock closes above its respective threshold level(s).  Therefore, no contingent semi-annual coupon is paid on the relevant coupon payment date.

On hypothetical observation date 3, each underlying stock closes at or above its respective threshold level, and accordingly, no contingent semi-annual coupon is paid on the relevant coupon payment date.

You will not receive a contingent semi-annual coupon on any coupon payment date if the determination closing price of any underlying stock is above its respective threshold level on the related observation date.

How to calculate the payment at maturity:

	Final Share Price				Payment at Maturity
	FB Stock	AAPL Stock	NFLX Stock	GOOG Stock
Example 1:	$160.00 (at or below its threshold level)	$265.00 (at or below its threshold level)	$300.00 (at or below its threshold level)	$1,300.00 (at or below its threshold level)	$1,091.50 (the stated principal amount plus the contingent semi-annual coupon with respect to the final observation date)
Example 2:	$360.00 (above its threshold level)	$275.00 (at or below its initial share price)	$300.00 (at or below its initial share price)	$1,200.00 (at or below its initial share price)	$1,000 + ($1,000 x inverse share percent change of the least-favorable performing underlying stock) + $200 = $1,000 + ($1,000 x (-80%)) + $200 = $400
Example 3:	$260.00 (above its threshold level)	$420.00 (above its threshold level)	$560.00 (above its threshold level)	$2,380.00 (above its threshold level)	$1,000 + ($1,000 x (-70%)) + $200 = $500.00
Example 4:	$260.00 (above its threshold level)	$420.00 (above its threshold level)	$525.00 (above its threshold level)	$3,080.00 (above its threshold level)	$1,000 + ($1,000 x (-120%)) + $200 = $0

In example 1, the final share prices of each of the FB Stock, the AAPL Stock, the NFLX Stock and the GOOG Stock are at or below their respective threshold levels.  Therefore, investors receive at maturity the stated principal amount of the securities and the contingent semi-annual coupon with respect to the final observation date. Investors do not participate in the depreciation of any of the underlying stocks.

In example 2, the final share prices of three underlying stocks are at or below their respective threshold levels, but the final share price of the other underlying stock is above its threshold level.  Therefore, investors are negatively exposed to the appreciation of the least-favorable performing underlying stock at maturity and sustain a loss reflecting the appreciation of the least-favorable performing underlying stock beyond the buffer amount.

In examples 3 and 4, the final share prices of all of the underlying stocks are above their respective threshold levels, and investors sustain a loss reflecting the appreciation of the least-favorable underlying stock beyond the buffer amount.  In example 3, the FB Stock has increased 30% from its initial share price to its final share price, the AAPL Stock has increased 40% from its initial share price to its final share price, the NFLX Stock has increased 60% from its initial share price to its final share price and the GOOG Stock has increased 70% from its initial share price to its final share price.  Therefore, the payment at maturity equals $500 per security.

In example 4, the FB Stock has increased 30% from its initial share price to its final share price, the AAPL Stock has increased 40% from its initial share price to its final share price, the NFLX Stock has increased 50% from its initial share price to its final share price and the GOOG Stock has increased 120% from its initial share price to its final share price.  Because the final share price of at least one underlying stock is greater than or equal to 220% of its initial share price, investors lose their entire investment.

If the final share price of ANY underlying stock is above its respective threshold level, you will be negatively exposed to the appreciation of the least-favorable performing underlying stock at maturity, and your payment at maturity will be less than the stated principal amount per security and could be zero.

December 2019	Page 6

Morgan Stanley Finance LLC

Inverse Contingent Income Buffered Securities due June 21, 2021

All Payments on the Securities Based on the Inverse Performance of the Least-Favorable Performing of the Common Stock of Facebook, Inc., the Common Stock of Apple Inc., the Common Stock of Netflix, Inc. and the Class C Common Stock of Alphabet Inc.

Principal at Risk Securities

Risk Factors

The following is a list of certain key risk factors for investors in the securities.  For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying prospectus supplement and prospectus.  You should also consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

▪	The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the return of any of the principal amount at maturity. If the final share price of any underlying stock is greater than its threshold level of 120% of its initial share price, you will be negatively exposed to the appreciation of the least-favorable performing underlying stock (meaning the underlying stock that has appreciated the most) from its initial share price beyond the buffer amount, and you will lose some of your investment. Moreover, if the final share price of any underlying stock is greater than or equal to 220% of its respective initial share price, meaning that any underlying stock has appreciated by 120% or more, you will lose your entire investment in the securities. There is no minimum payment at maturity and you could lose up to your entire investment in the securities.

▪	The securities provide bearish (inverse) exposure to the performance of the underlying stocks. Because the securities provide bearish (inverse) exposure to the performance of the underlying stocks, your return on the securities will not benefit from any appreciation of the underlying stocks over the term of the securities. Any appreciation of the least-favorable underlying stock beyond 120% of its respective initial share price over the term of the securities will instead result in a loss on your investment.

▪	The securities do not provide for the regular payment of interest and may pay no interest over the entire term of the securities. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the securities will pay a contingent semi-annual coupon but only if the determination closing price of each underlying stock is at or below 120% of its respective initial share price, which we refer to as the respective threshold level, on the related observation date. If, on the other hand, the determination closing price of any underlying stock is greater than its threshold level on the relevant observation date for any interest period, we will pay no coupon on the applicable coupon payment date. It is possible that the determination closing price(s) of one or more underlying stocks could remain above the respective threshold level(s) for extended periods of time or even throughout the entire 1.5-year term of the securities so that you will receive few or no contingent semi-annual coupons. If you do not earn sufficient contingent coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

▪	You are exposed to the price risk of all of the underlying stocks, with respect to both the contingent semi-annual coupons, if any, and the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of the underlying stocks. Rather, it will be contingent upon the independent performance of each underlying stock. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each of the underlying stocks. Unfavorable performance by any underlying stock over the term of the securities may negatively affect your return and will not be offset or mitigated by any favorable performance by the other underlying stocks. To receive any contingent semi-annual coupons, all of the underlying stocks must close at or below their respective threshold levels on the applicable observation date. In addition, if any underlying stock has increased to above its respective threshold level as of the final observation date, you will be fully exposed inversely to the appreciation in the least-favorable performing underlying stock over the term of the securities beyond the buffer amount, even if the other underlying stocks have depreciated or have not appreciated as much. Under this scenario, the value of any such payment will be less than the stated principal amount and could be zero. If the final share price of any underlying stock is greater than or equal to 220% of its respective initial stock price, meaning that any underlying stock has appreciated by 120% or more, you will lose your entire investment in the securities, even if the other underlying stocks have depreciated or have not appreciated as much. Accordingly, your investment is subject to the price risk of all of the underlying stocks.

December 2019	Page 7

Morgan Stanley Finance LLC

Inverse Contingent Income Buffered Securities due June 21, 2021

All Payments on the Securities Based on the Inverse Performance of the Least-Favorable Performing of the Common Stock of Facebook, Inc., the Common Stock of Apple Inc., the Common Stock of Netflix, Inc. and the Class C Common Stock of Alphabet Inc.

Principal at Risk Securities

▪	The contingent coupon, if any, is based only on the determination closing prices of the underlying stocks on the related semi-annual observation date at the end of the related interest period. Whether the contingent coupon will be paid on any coupon payment date will be determined at the end of the relevant interest period based on the determination closing price of each underlying stock on the relevant semi-annual observation date. As a result, you will not know whether you will receive the contingent coupon on any coupon payment date until near the end of the relevant interest period. Moreover, because the contingent coupon is based solely on the price of each underlying stock on semi-annual observation dates, if the determination closing price of any underlying stock on any observation date is above the respective threshold level, you will receive no coupon for the related interest period, even if the price(s) of one or more of the underlying stocks were lower on other days during that interest period.

▪	Investors will not participate inversely in any depreciation in the price of any underlying stock. Investors will not participate inversely in any depreciation in the price of any underlying stock from its initial share price, and the return on the securities will be limited to the contingent semi-annual coupon, if any, that is paid with respect to each observation date on which all determination closing prices are less than or equal to their respective threshold levels, if any.

▪	The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the prices of the underlying stocks on any day, including in relation to the respective threshold levels, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

o	the trading price and volatility (frequency and magnitude of changes in value) of the underlying stocks,

o	whether the determination closing price of any underlying stock has been above its respective threshold level on any observation date,

o	dividend rates on the underlying stocks,

o	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying stocks and which may affect the prices of the underlying stocks,

o	the time remaining until the securities mature,

o	interest and yield rates in the market,

o	the availability of comparable instruments,

o	the occurrence of certain events affecting the underlying stock that may or may not require an adjustment to the adjustment factor, and

o	any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity.  For example, you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security if the price of any underlying stock at the time of sale is near or above its threshold level or if market interest rates rise.

The prices of the underlying stocks may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen.  The prices of the underlying stocks may increase and be above the respective threshold level(s) on each observation date so that you will receive no return on your investment and receive a payment at maturity that is less than the stated principal amount and could be zero.  There can be no assurance that the determination closing prices of all of the underlying stocks will be at or below their respective threshold levels on any observation date so that you will receive a coupon payment on the securities for the applicable interest period, or, with respect to the final observation date, so that you do no suffer a loss on your initial investment in the securities. See “Facebook, Inc. Overview,” “Apple Inc. Overview,” “Netflix, Inc. Overview” and “Alphabet Inc. Overview”.

▪	The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all

December 2019	Page 8

Morgan Stanley Finance LLC

Inverse Contingent Income Buffered Securities due June 21, 2021

All Payments on the Securities Based on the Inverse Performance of the Least-Favorable Performing of the Common Stock of Facebook, Inc., the Common Stock of Apple Inc., the Common Stock of Netflix, Inc. and the Class C Common Stock of Alphabet Inc.

Principal at Risk Securities

amounts due on the securities on each coupon payment date and at maturity and therefore you are subject to our credit risk.  The securities are not guaranteed by any other entity.  If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment.  As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness.  Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

▪	As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

▪	Investing in the securities is not equivalent to investing in, or taking a short position in, the common stock of Facebook, Inc., the common stock of Apple Inc., the common stock of Netflix, Inc. or the class C common stock of Alphabet Inc. Investors in the securities will not participate inversely in any depreciation in the underlying stocks, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying stocks. As a result, any return on the securities will not reflect the return you would realize if you actually owned shares of the underlying stocks and received the dividends paid or distributions made on them.

▪	No affiliation with Facebook, Inc., Apple Inc., Netflix, Inc. or Alphabet Inc. Facebook, Inc., Apple Inc., Netflix, Inc. and Alphabet Inc. are not affiliates of ours, are not involved with this offering in any way, and have no obligation to consider your interests in taking any corporate actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to Facebook, Inc., Apple Inc., Netflix, Inc. or Alphabet Inc. in connection with this offering.

▪	We may engage in business with or involving Facebook, Inc., Apple Inc., Netflix, Inc. or Alphabet Inc. without regard to your interests. We or our affiliates may presently or from time to time engage in business with Facebook, Inc., Apple Inc., Netflix, Inc. or Alphabet Inc. without regard to your interests and thus may acquire non-public information about Facebook, Inc., Apple Inc., Netflix, Inc. or Alphabet Inc. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to Facebook, Inc., Apple Inc., Netflix, Inc. or Alphabet Inc., which may or may not recommend that investors buy or hold the underlying stock(s).

▪	The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the underlying stocks. MS & Co., as calculation agent, will adjust the adjustment factors for certain corporate events affecting the underlying stocks, such as stock splits, stock dividends and extraordinary dividends, and certain other corporate actions involving the issuers of the underlying stocks, such as mergers. However, the calculation agent will not make an adjustment for every corporate event that can affect the underlying stocks. For example, the calculation agent is not required to make any adjustments if the issuers of the underlying stocks or anyone else makes a partial tender or partial exchange offer for the underlying stocks, nor will adjustments be made following the final observation date. In addition, no adjustments will be made for regular cash dividends, which are expected to reduce the price of the underlying stocks by the amount of such dividends. If an event occurs that does not require the calculation agent to adjust an adjustment factor, such as a regular cash dividend, the market price of the securities and your return on the securities may be materially and adversely affected. For example, the adjustments that may or may not be made to an adjustment factor may result in an increase in the determination closing price of an underlying stock to be greater than the respective threshold level (resulting in no contingent semi-annual coupon being paid with respect to such date) or the final share price to be greater than the respective threshold level (resulting in a loss of some or all of your investment in the securities), materially and adversely affecting your return.

December 2019	Page 9

Morgan Stanley Finance LLC

Inverse Contingent Income Buffered Securities due June 21, 2021

All Payments on the Securities Based on the Inverse Performance of the Least-Favorable Performing of the Common Stock of Facebook, Inc., the Common Stock of Apple Inc., the Common Stock of Netflix, Inc. and the Class C Common Stock of Alphabet Inc.

Principal at Risk Securities

▪	The securities will not be listed on any securities exchange and secondary trading may be limited, and accordingly, you should be willing to hold your securities for the entire 1.5-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪	The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

▪	Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers have carried out, and will continue to carry out, hedging activities related to the securities (and to other instruments linked to the underlying stocks), including trading in the underlying stocks. Some of our affiliates also trade the underlying stocks and other financial instruments related to the underlying stocks on a regular basis as part of their general broker-dealer and other businesses. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more

December 2019	Page 10

Morgan Stanley Finance LLC

Inverse Contingent Income Buffered Securities due June 21, 2021

All Payments on the Securities Based on the Inverse Performance of the Least-Favorable Performing of the Common Stock of Facebook, Inc., the Common Stock of Apple Inc., the Common Stock of Netflix, Inc. and the Class C Common Stock of Alphabet Inc.

Principal at Risk Securities

frequent dynamic adjustments to the hedge as the final observation date approaches.  Any of these hedging or trading activities on or prior to the pricing date could have decreased the initial share price of an underlying stock, and, therefore, could have decreased the threshold level for such underlying stock, which is the value at or below which the underlying stock must close on the observation dates so that you receive a contingent semi-annual coupon on the securities (depending also on the performance of the other underlying stocks), and, with respect to the final observation date, so that you are not inversely exposed to the appreciation of the least-favorable performing underlying stock at maturity (depending also on the performance of the other underlying stocks).  Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of any underlying stock on the observation dates, and, accordingly, whether we pay a contingent semi-annual coupon on the securities and the amount of cash you will receive at maturity, if any (depending also on the performance of the other underlying stocks).

▪	The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. has determined the initial share prices and the threshold levels and will determine the final share prices, the payment at maturity, if any, whether you receive a contingent semi-annual coupon on each coupon payment date and/or at maturity, whether a market disruption event has occurred and whether to make any adjustments to the adjustment factors. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and certain adjustments to the adjustment factors. These potentially subjective determinations may affect the payout to you at maturity, if any. For further information, see “Additional Terms of the Securities” below. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Information—Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities.  We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued, in accordance with your regular method of tax accounting.  Under this treatment, the ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein.  If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein.  For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments.  In that event, U.S. Holders (as defined below) would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on the difference, if any, between the actual and the projected amount of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income.  The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Non-U.S. Holders (as defined below) should note that we currently intend to withhold on any coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax

December 2019	Page 11

Morgan Stanley Finance LLC

Inverse Contingent Income Buffered Securities due June 21, 2021

All Payments on the Securities Based on the Inverse Performance of the Least-Favorable Performing of the Common Stock of Facebook, Inc., the Common Stock of Apple Inc., the Common Stock of Netflix, Inc. and the Class C Common Stock of Alphabet Inc.

Principal at Risk Securities

consequences of an investment in the securities, possibly with retroactive effect.  The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax.  Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

December 2019	Page 12

Morgan Stanley Finance LLC

Inverse Contingent Income Buffered Securities due June 21, 2021

All Payments on the Securities Based on the Inverse Performance of the Least-Favorable Performing of the Common Stock of Facebook, Inc., the Common Stock of Apple Inc., the Common Stock of Netflix, Inc. and the Class C Common Stock of Alphabet Inc.

Principal at Risk Securities

Facebook, Inc. Overview

Facebook, Inc. operates a social networking website that allows people to communicate with their family, friends and coworkers. The FB Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by Facebook, Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-35551 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Facebook, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the FB Stock is accurate or complete.

Information as of market close on December 16, 2019:

Bloomberg Ticker Symbol:	FB
Exchange:	Nasdaq
Current Stock Price:	$197.92
52 Weeks Ago:	$140.19
52 Week High (on 7/12/2019):	$204.87
52 Week Low (on 12/24/2018):	$124.06
Current Dividend Yield:	N/A

The following table sets forth the published high and low closing prices of, as well as dividends on, the FB Stock for each quarter from January 1, 2016 through December 16, 2019. The closing price of the FB Stock on December 16, 2019 was $197.92. The associated graph shows the closing prices of the FB Stock for each day from January 1, 2014 through December 16, 2019. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification.  The historical performance of the FB Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the FB Stock at any time, including on the observation dates.

Common Stock of Facebook, Inc. (CUSIP 30303M102)	High ($)	Low ($)	Dividends ($)
2016
First Quarter	116.14	94.16	-
Second Quarter	120.50	108.76	-
Third Quarter	131.05	114.00	-
Fourth Quarter	133.28	115.05	-
2017
First Quarter	142.65	116.86	-
Second Quarter	155.07	139.39	-
Third Quarter	173.51	148.43	-
Fourth Quarter	183.03	168.42	-
2018
First Quarter	193.09	152.22	-
Second Quarter	202.00	155.10	-
Third Quarter	217.50	160.30	-
Fourth Quarter	162.44	124.06	-
2019
First Quarter	173.37	131.74	-
Second Quarter	195.47	164.15	-
Third Quarter	204.87	177.10	-
Fourth Quarter (through December 16, 2019)	202.26	174.60	-

We make no representation as to the amount of dividends, if any, that Facebook, Inc. may pay in the future.  In any event, as an investor in the Inverse Contingent Income Buffered Securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Facebook, Inc.

December 2019	Page 13

Morgan Stanley Finance LLC

Inverse Contingent Income Buffered Securities due June 21, 2021

All Payments on the Securities Based on the Inverse Performance of the Least-Favorable Performing of the Common Stock of Facebook, Inc., the Common Stock of Apple Inc., the Common Stock of Netflix, Inc. and the Class C Common Stock of Alphabet Inc.

Principal at Risk Securities

Common Stock of Facebook, Inc. – Daily Closing Prices January 1, 2014 to December 16, 2019

* The red solid line indicates the threshold level of $237.504, which is 120% of the initial share price.

This document relates only to the securities referenced hereby and does not relate to the FB Stock or other securities of Facebook, Inc. We have derived all disclosures contained in this document regarding Facebook, Inc. stock from the publicly available documents described above.  In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Facebook, Inc.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Facebook, Inc. is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the FB Stock (and therefore the price of the FB Stock at the time we priced the securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Facebook, Inc. could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the FB Stock.

December 2019	Page 14

Morgan Stanley Finance LLC

Inverse Contingent Income Buffered Securities due June 21, 2021

All Payments on the Securities Based on the Inverse Performance of the Least-Favorable Performing of the Common Stock of Facebook, Inc., the Common Stock of Apple Inc., the Common Stock of Netflix, Inc. and the Class C Common Stock of Alphabet Inc.

Principal at Risk Securities

Apple Inc. Overview

Apple Inc. designs, manufactures and markets mobile communication and media devices, personal computers and portable digital music players, and sells a variety of related software, services, peripherals, networking solutions and third-party digital content and applications. The AAPL Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by Apple Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-36743 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Apple Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the AAPL Stock is accurate or complete.

Information as of market close on December 16, 2019:

Bloomberg Ticker Symbol:	AAPL
Exchange:	Nasdaq
Current Stock Price:	$279.86
52 Weeks Ago:	$163.94
52 Week High (on 12/16/2019):	$279.86
52 Week Low (on 1/3/2019):	$142.19
Current Dividend Yield:	1.10%

The following table sets forth the published high and low closing prices of, as well as dividends on, the common stock of Apple Inc. for each quarter from January 1, 2016 through December 16, 2019. The closing price of the AAPL Stock on December 16, 2019 was $279.86.  The associated graph shows the closing prices of the common stock of Apple Inc. for each day from January 1, 2014 through December 16, 2019. Apple Inc. announced a seven-for-one stock split on April 23, 2014, and its common stock began trading on a split-adjusted basis on June 9, 2014.  The closing prices of the underlying stock prior to June 9, 2014 have been adjusted to reflect the stock split.  We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification.  The historical performance of the AAPL Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the AAPL Stock at any time, including on the observation dates.

Common Stock of Apple Inc. (CUSIP 037833100)	High ($)	Low ($)	Dividends ($)
2016
First Quarter	109.56	93.42	0.52
Second Quarter	112.10	90.34	0.57
Third Quarter	115.57	94.99	0.57
Fourth Quarter	118.25	105.71	0.57
2017
First Quarter	144.12	116.02	0.57
Second Quarter	156.10	140.68	0.63
Third Quarter	164.05	142.73	0.63
Fourth Quarter	176.42	153.48	0.63
2018
First Quarter	181.72	155.15	0.63
Second Quarter	193.98	162.32	0.73
Third Quarter	228.36	183.92	0.73
Fourth Quarter	232.07	146.83	0.73
2019
First Quarter	195.09	142.19	0.73
Second Quarter	211.75	173.30	0.77
Third Quarter	223.97	193.34	0.77
Fourth Quarter (through December 16, 2019)	279.86	218.96	0.77

December 2019	Page 15

Morgan Stanley Finance LLC

Inverse Contingent Income Buffered Securities due June 21, 2021

All Payments on the Securities Based on the Inverse Performance of the Least-Favorable Performing of the Common Stock of Facebook, Inc., the Common Stock of Apple Inc., the Common Stock of Netflix, Inc. and the Class C Common Stock of Alphabet Inc.

Principal at Risk Securities

We make no representation as to the amount of dividends, if any, that Apple Inc. may pay in the future.  In any event, as an investor in the Inverse Contingent Income Buffered Securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Apple Inc.

Common Stock of Apple Inc. – Daily Closing Prices January 1, 2014 to December 16, 2019

* The red solid line indicates the threshold level of $335.832, which is 120% of the initial share price.

This document relates only to the securities referenced hereby and does not relate to the AAPL Stock or other securities of Apple Inc.  We have derived all disclosures contained in this document regarding Apple Inc. stock from the publicly available documents described above.  In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Apple Inc.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Apple Inc. is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the AAPL Stock (and therefore the price of the AAPL Stock at the time we priced the securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Apple Inc. could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the AAPL Stock.

December 2019	Page 16

Morgan Stanley Finance LLC

Inverse Contingent Income Buffered Securities due June 21, 2021

All Payments on the Securities Based on the Inverse Performance of the Least-Favorable Performing of the Common Stock of Facebook, Inc., the Common Stock of Apple Inc., the Common Stock of Netflix, Inc. and the Class C Common Stock of Alphabet Inc.

Principal at Risk Securities

Netflix, Inc. Overview

Netflix, Inc. is an internet entertainment service. The NFLX Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by Netflix, Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-35727 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Netflix, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the NFLX Stock is accurate or complete.

Information as of market close on December 16, 2019:

Bloomberg Ticker Symbol:	NFLX
Exchange:	Nasdaq
Current Stock Price:	$304.21
52 Weeks Ago:	$262.80
52 Week High (on 5/3/2019):	$385.03
52 Week Low (on 12/24/2018):	$233.88
Current Dividend Yield:	N/A

The following table sets forth the published high and low closing prices of, as well as dividends on, the FB Stock for each quarter from January 1, 2016 through December 16, 2019. The closing price of the NFLX Stock on December 16, 2019 was $304.21.  The associated graph shows the closing prices of the NFLX Stock for each day from January 1, 2014 through December 16, 2019. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification.  The historical performance of the NFLX Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the NFLX Stock at any time, including on the observation dates.

Common Stock of Netflix, Inc. (CUSIP 64110L106)	High ($)	Low ($)	Dividends ($)
2016
First Quarter	117.68	82.79	-
Second Quarter	111.51	85.33	-
Third Quarter	100.09	85.84	-
Fourth Quarter	128.35	99.5	-
2017
First Quarter	148.06	127.49	-
Second Quarter	165.88	139.76	-
Third Quarter	189.08	146.17	-
Fourth Quarter	202.68	177.01	-
2018
First Quarter	331.44	201.07	-
Second Quarter	416.76	280.29	-
Third Quarter	418.97	316.78	-
Fourth Quarter	381.43	233.88	-
2019
First Quarter	377.87	267.66	-
Second Quarter	385.03	336.63	-
Third Quarter	381.72	254.59	-
Fourth Quarter (through December 16, 2019)	315.93	266.69	-

We make no representation as to the amount of dividends, if any, that Netflix, Inc. may pay in the future. In any event, as an investor in the Inverse Contingent Income Buffered Securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Netflix, Inc.

December 2019	Page 17

Morgan Stanley Finance LLC

Inverse Contingent Income Buffered Securities due June 21, 2021

All Payments on the Securities Based on the Inverse Performance of the Least-Favorable Performing of the Common Stock of Facebook, Inc., the Common Stock of Apple Inc., the Common Stock of Netflix, Inc. and the Class C Common Stock of Alphabet Inc.

Principal at Risk Securities

Common Stock of Netflix, Inc. – Daily Closing Prices January 1, 2014 to December 16, 2019

* The red solid line indicates the threshold level of $365.052, which is 120% of the initial share price.

This document relates only to the securities referenced hereby and does not relate to the NFLX Stock or other securities of Netflix, Inc. We have derived all disclosures contained in this document regarding Netflix, Inc. stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Netflix, Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Netflix, Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the NFLX Stock (and therefore the price of the NFLX Stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Netflix, Inc. could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the NFLX Stock.

December 2019	Page 18

Morgan Stanley Finance LLC

Inverse Contingent Income Buffered Securities due June 21, 2021

All Payments on the Securities Based on the Inverse Performance of the Least-Favorable Performing of the Common Stock of Facebook, Inc., the Common Stock of Apple Inc., the Common Stock of Netflix, Inc. and the Class C Common Stock of Alphabet Inc.

Principal at Risk Securities

Alphabet Inc. Overview

Alphabet Inc. is a holding company that, through its subsidiaries (which include Google Inc.) provides web-based search, advertisements, maps, software applications, mobile operating systems, consumer consent, enterprise solutions, commerce and hardware products. Alphabet Inc. became the successor SEC registrant to, and parent holding company of, Google Inc. on October 2, 2015, in connection with a holding company reorganization. Alphabet Inc.’s Class C capital stock began trading on October 5, 2015 under the ticker symbol “GOOG,” the same symbol under which Google Inc.’s Class C capital stock previously traded. Information provided to or filed with the Securities and Exchange Commission by Alphabet Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-36380 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Alphabet Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the GOOG Stock is accurate or complete.

Information as of market close on December 16, 2019:

Bloomberg Ticker Symbol:	GOOG
Exchange:	Nasdaq
Current Stock Price:	$1,361.17
52 Weeks Ago:	$1,016.53
52 Week High (on 12/16/2019):	$1,361.17
52 Week Low (on 12/24/2018):	$976.22
Current Dividend Yield:	N/A

The following table sets forth the published high and low closing prices of, as well as dividends on, the GOOG Stock for each quarter from January 1, 2016 through December 16, 2019. The closing price of the GOOG Stock on December 16, 2019 was $1,361.17.  The associated graph shows the closing prices of the class C common stock of Google Inc. or the class C common stock of Alphabet Inc., as applicable, for each day from March 27, 2014 through December 16, 2019.  We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification.  The historical performance of the GOOG Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the GOOG Stock at any time, including on the observation dates.

Class C Common Stock of Alphabet Inc. (CUSIP 02079K107)	High ($)	Low ($)	Dividends ($)
2016
First Quarter	764.65	678.11	-
Second Quarter	766.61	668.26	-
Third Quarter	787.21	694.49	-
Fourth Quarter	813.11	736.08	-
2017
First Quarter	852.12	786.14	-
Second Quarter	983.68	823.35	-
Third Quarter	980.34	898.70	-
Fourth Quarter	1,077.14	951.68	-
2018
First Quarter	1,175.84	1,001.52	-
Second Quarter	1,173.46	1,006.47	-
Third Quarter	1,268.33	1,102.89	-
Fourth Quarter	1,202.95	976.22	-
2019
First Quarter	1,231.54	1,016.06	-
Second Quarter	1,287.58	1,036.23	-
Third Quarter	1,250.41	1,097.95	-
Fourth Quarter (through December 16, 2019)	1,361.17	1,176.63	-

December 2019	Page 19

Morgan Stanley Finance LLC

Inverse Contingent Income Buffered Securities due June 21, 2021

All Payments on the Securities Based on the Inverse Performance of the Least-Favorable Performing of the Common Stock of Facebook, Inc., the Common Stock of Apple Inc., the Common Stock of Netflix, Inc. and the Class C Common Stock of Alphabet Inc.

Principal at Risk Securities

We make no representation as to the amount of dividends, if any, that Alphabet Inc. may pay in the future.  In any event, as an investor in the Inverse Contingent Income Buffered Securities, you will not be entitled to receive dividends, if any, that may be payable on the class C common stock of Alphabet Inc.

Class C Common Stock of Alphabet Inc. – Daily Closing Prices March 27, 2014 to December 16, 2019

* The red solid line indicates the threshold level of $1,633.404, which is 120% of the initial share price.

** The green vertical line indicates October 5, 2015. In the graph, the performance to the left of the green vertical line reflects the class C capital stock of Google Inc. and the performance to the right of the green vertical line reflects the class C capital stock of Alphabet Inc.

This document relates only to the securities referenced hereby and does not relate to the GOOG Stock or other securities of Alphabet Inc. We have derived all disclosures contained in this document regarding Alphabet Inc. stock from the publicly available documents described above.  In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Alphabet Inc.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Alphabet Inc. is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the GOOG Stock (and therefore the price of the GOOG Stock at the time we priced the securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Alphabet Inc. could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the GOOG Stock.

December 2019	Page 20

Morgan Stanley Finance LLC

Inverse Contingent Income Buffered Securities due June 21, 2021

All Payments on the Securities Based on the Inverse Performance of the Least-Favorable Performing of the Common Stock of Facebook, Inc., the Common Stock of Apple Inc., the Common Stock of Netflix, Inc. and the Class C Common Stock of Alphabet Inc.

Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying prospectus supplement or prospectus, the terms described herein shall control.
Interest period:	The semi-annual period from and including the original issue date (in the case of the first interest period) or the previous scheduled coupon payment date, as applicable, to but excluding the following scheduled coupon payment date, with no adjustment for any postponement thereof.
Record date:	The record date for each coupon payment date shall be the date one business day prior to such scheduled coupon payment date; provided, however, that any coupon payable at maturity (or upon early redemption) shall be payable to the person to whom the payment at maturity or early redemption payment, as the case may be, shall be payable.
Underlying stock issuer:	With respect to the FB Stock, Facebook, Inc. With respect to the AAPL Stock, Apple Inc. With respect to the NFLX Stock, Netflix, Inc. With respect to the GOOG Stock, Alphabet Inc.
Trustee:	The Bank of New York Mellon, a New York banking corporation
Day count convention:	Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Postponement of observation dates:	If any scheduled observation date is not a trading day or if there is a market disruption event on such date with respect to any underlying stock, such observation date solely with respect to that underlying stock shall be the next succeeding trading day on which there is no market disruption event with respect to that underlying stock; provided that if a market disruption event with respect to that underlying stock has occurred on each of the five consecutive trading days immediately succeeding such scheduled observation date, then (i) such fifth succeeding trading day will be deemed to be the relevant observation date for that disrupted underlying stock, notwithstanding the occurrence of a market disruption event with respect to that underlying stock on such date and (ii) with respect to any such fifth trading day on which a market disruption event occurs with respect to that underlying stock, the calculation agent will determine the determination closing price or the final share price, as applicable, of that underlying stock on such fifth trading day based on the mean of the bid prices for that underlying stock for such date obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third party dealers, the determination closing price or the final share price, as applicable, will be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.
Postponement of coupon payment dates (including the maturity date):	If any observation date is postponed due to a non-trading day or certain market disruption events with respect to an underlying stock so that it falls less than two business days prior to the relevant scheduled coupon payment date (including the maturity date), the coupon payment date (or the maturity date) will be postponed to the second business day following that observation date as postponed, and no adjustment will be made to any payment made on that postponed date.
Trading day:	With respect to each underlying stock, a day, as determined by the calculation agent, on which trading is generally conducted on the New York Stock Exchange, the Nasdaq, the Chicago Mercantile Exchange, the Chicago Board Options Exchange and in the over-the-counter market for equity securities in the United States.
Closing price:

Subject to the provisions set out under “—Antidilution Adjustments” below, the closing price for one share of an underlying stock (or one unit of any other security for which a closing price must be determined) on any trading day (as defined below) means:

(i)

if such underlying stock (or any such other security) is listed on a national securities exchange (other than The Nasdaq Stock Market LLC (the “Nasdaq”)), the last reported sale price, regular way, of the principal trading session on such day on the principal national securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which such underlying stock (or any such other security) is listed,

December 2019	Page 21

Morgan Stanley Finance LLC

Inverse Contingent Income Buffered Securities due June 21, 2021

All Payments on the Securities Based on the Inverse Performance of the Least-Favorable Performing of the Common Stock of Facebook, Inc., the Common Stock of Apple Inc., the Common Stock of Netflix, Inc. and the Class C Common Stock of Alphabet Inc.

Principal at Risk Securities

(ii)

if such underlying stock (or any such other security) is a security of the Nasdaq, the official closing price published by the Nasdaq on such day, or

(iii)

if such underlying stock (or any such other security) is not listed on any national securities exchange but is included in the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day.

If such underlying stock (or any such other security) is listed on any national securities exchange but the last reported sale price or the official closing price published by the Nasdaq, as applicable, is not available pursuant to the preceding sentence, then the closing price for one share of such underlying stock (or one unit of any such other security) on any trading day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the Nasdaq or the OTC Bulletin Board on such day. If a market disruption event (as defined below) occurs with respect to an underlying stock (or any such other security) or the last reported sale price or the official closing price published by the Nasdaq, as applicable, for such underlying stock (or any such other security) is not available pursuant to either of the two preceding sentences, then the closing price for any trading day will be the mean, as determined by the calculation agent, of the bid prices for such underlying stock (or any such other security) for such trading day obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of Morgan Stanley & Co. LLC (“MS & Co.”) and its successors or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third-party dealers, the final share price for such affected underlying stock shall be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant. The term “OTC Bulletin Board Service” will include any successor service thereto or, if applicable, the OTC Reporting Facility operated by FINRA. See “—Alternate Exchange Calculation in Case of an Event of Default” and “—Antidilution Adjustments” below.

Antidilution adjustments:

The adjustment factor with respect to an underlying stock will be adjusted as follows:

1.

If such underlying stock is subject to a stock split or reverse stock split, then once such split has become effective, the adjustment factor will be adjusted to equal the product of the prior adjustment factor and the number of shares issued in such stock split or reverse stock split with respect to one share of such underlying stock.

2.

If such underlying stock is subject (i) to a stock dividend (issuance of additional shares of such underlying stock) that is given ratably to all holders of shares of such underlying stock or (ii) to a distribution of such underlying stock as a result of the triggering of any provision of the corporate charter of the issuer of such underlying stock (the relevant “underlying stock issuer”) then once the dividend has become effective and such underlying stock is trading ex-dividend, the adjustment factor will be adjusted so that the new adjustment factor shall equal the prior adjustment factor plus the product of (i) the number of shares issued with respect to one share of such underlying stock and (ii) the prior adjustment factor.

3.

If the applicable underlying stock issuer issues rights or warrants to all holders of such underlying stock to subscribe for or purchase that underlying stock at an exercise price per share less than the closing price of that underlying stock on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights or warrants, and if the expiration date of such rights or warrants precedes the maturity of the securities, then the adjustment factor will be adjusted to equal the product of the prior adjustment factor and a fraction, the numerator of which shall be the number of shares of such underlying stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of such underlying stock offered for subscription or purchase pursuant to such rights or warrants and the denominator of which shall be the number of shares of such underlying stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of such underlying stock which the aggregate offering price of the total number of shares of underlying stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at the closing price on the expiration date of such rights or warrants, which shall be determined by multiplying such total number of shares offered by the exercise price of such rights or warrants and dividing the product so obtained by such closing price.

4.

There will be no required adjustments to the adjustment factors to reflect cash dividends or other distributions paid with respect to an underlying stock other than distributions described in paragraph 2, paragraph 3 and clauses (i), (iv) and (v) of the first sentence of paragraph 5

December 2019	Page 22

Morgan Stanley Finance LLC

Inverse Contingent Income Buffered Securities due June 21, 2021

All Payments on the Securities Based on the Inverse Performance of the Least-Favorable Performing of the Common Stock of Facebook, Inc., the Common Stock of Apple Inc., the Common Stock of Netflix, Inc. and the Class C Common Stock of Alphabet Inc.

Principal at Risk Securities

and extraordinary dividends as described below.  A cash dividend or other distribution  with respect to an underlying stock will be deemed to be an “extraordinary dividend” if such cash dividend or distribution exceeds the immediately preceding non-extraordinary dividend for such underlying stock by an amount equal to at least 10% of the closing price of such underlying stock (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) on the trading day preceding the ex-dividend date (that is, the day on and after which transactions in such underlying stock on the primary U.S. organized securities exchange or trading system on which such underlying stock is traded no longer carry the right to receive that cash dividend or that cash distribution) for the payment of such extraordinary dividend (such closing price, the “base closing price”). Subject to the following sentence, if an extraordinary dividend occurs with respect to an underlying stock, the adjustment factor with respect to such underlying stock will be adjusted on the ex-dividend date with respect to such extraordinary dividend so that the new adjustment factor will equal the product of (i) the then current adjustment factor and (ii) a fraction, the numerator of which is the base closing price, and the denominator of which is the amount by which the base closing price exceeds the extraordinary dividend amount.  If any extraordinary dividend amount is at least 35% of the base closing price, then, instead of adjusting the adjustment factor, the amount payable at maturity will be determined as described in paragraph 5 below, and the extraordinary dividend will be allocated to reference basket stocks in accordance with the procedures for a reference basket event as described in clause (c) (ii) of paragraph 5 below.   The “extraordinary dividend amount” with respect to an extraordinary dividend for such underlying stock will equal (i) in the case of cash dividends or other distributions that constitute regular dividends, the amount per share of such extraordinary dividend minus the amount per share of the immediately preceding non-extraordinary dividend for such underlying stock or (ii) in the case of cash dividends or other distributions that do not constitute regular dividends, the amount per share of such extraordinary dividend. The value of the non-cash component of an extraordinary dividend will be determined on the ex-dividend date for such distribution by the calculation agent, whose determination shall be conclusive in the absence of manifest error.  A distribution on such underlying stock described in clause (i), (iv) or (v) of the first sentence of paragraph 5 below shall cause an adjustment to the adjustment factor pursuant only to clause (i), (iv) or (v) of the first sentence of paragraph 5, as applicable.

5.

If, with respect to one or more of the underlying stocks, (i) there occurs any reclassification or change of such underlying stock, including, without limitation, as a result of the issuance of any tracking stock by the underlying stock issuer for such underling stock, (ii) such underlying stock issuer or any surviving entity or subsequent surviving entity of such underlying stock issuer (the “successor corporation”) has been subject to a merger, combination or consolidation and is not the surviving entity, (iii) any statutory exchange of securities of such underlying stock issuer or any successor corporation with another corporation occurs (other than pursuant to clause (ii) above), (iv) such underlying stock issuer is liquidated, (v) such underlying stock issuer issues to all of its shareholders equity securities of an issuer other than such underlying stock issuer (other than in a transaction described in clause (ii), (iii) or (iv) above) (a “spin-off event”) or (vi) a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of such underlying stock (any such event in clauses (i) through (vi), a “reorganization event”), the method of determining the amount payable for each security will be as follows:

•

Upon any observation date following the effective date of a reorganization event and prior to the final observation date:  If the exchange property value (as defined below) is less than or equal to its threshold level, and the determination closing price (or exchange property value, if applicable) of each other underlying stock is also less than or equal to its threshold level, the investor will receive a contingent semi-annual coupon with respect to that observation date.

•

Upon the final observation date:  The investor will receive for each security held a payment at maturity equal to:

➢

If the exchange property value on the final observation date is less than or equal to the respective threshold level, and the final share price (or exchange property value, as applicable) of each other underlying stock is also less than or equal to its respective threshold level: (i) the stated principal amount plus (ii) the contingent semi-annual coupon with respect to the final observation date.

➢

If the exchange property value on the final observation date is greater than the respective threshold level, or if the final share price (or exchange property value, if applicable) of any other underlying stock is greater than

December 2019	Page 23

Morgan Stanley Finance LLC

Inverse Contingent Income Buffered Securities due June 21, 2021

All Payments on the Securities Based on the Inverse Performance of the Least-Favorable Performing of the Common Stock of Facebook, Inc., the Common Stock of Apple Inc., the Common Stock of Netflix, Inc. and the Class C Common Stock of Alphabet Inc.

Principal at Risk Securities

its respective threshold level:

➢

If the least-favorable performing underlying stock has not undergone a reorganization event as described in paragraph 5 above: $1,000 + ($1,000 × inverse share percent change of the least-favorable performing underlying stock) + $200, subject to a minimum payment at maturity of $0.

➢

If the least-favorable performing underlying stock has undergone a reorganization event as described in paragraph 5 above: $1,000 + ($1,000 × inverse share percent change of the least-favorable performing underlying stock) + $200, subject to a minimum payment at maturity of $0.  For purposes of calculating the inverse share percent change, the “final share price” of the least-favorable performing underlying stock will be deemed to equal the cash value, determined as of the final observation date, of the securities, cash or any other assets distributed to holders of the least-favorable performing underlying stock in or as a result of any such reorganization event, including (A) in the case of the issuance of tracking stock, the reclassified share of such least-favorable performing underlying stock, (B) in the case of a spin-off event, the share of such least-favorable performing underlying stock with respect to which the spun-off security was issued, and (C) in the case of any other reorganization event where such least-favorable performing underlying stock continues to be held by the holders receiving such distribution, such least-favorable performing underlying stock (collectively, the “exchange property”), per share of such least-favorable performing underlying stock times the adjustment factor for such least-favorable performing underlying stock on the final observation date.

Following the effective date of a reorganization event, the contingent semi-annual coupon will be payable for each observation date on which the exchange property value is less than or equal to the threshold level and the determination closing price (or exchange property value, as applicable) of each other underlying stock is also less than or equal to its threshold level.

If exchange property includes a cash component, investors will not receive any interest accrued on such cash component.  In the event exchange property consists of securities, those securities will, in turn, be subject to the antidilution adjustments set forth in paragraphs 1 through 5.

For purposes of determining whether or not the exchange property value is less than or equal to the applicable threshold level, or for determining the least-favorable performing underlying stock, “exchange property value” means (x) for any cash received in any reorganization event, the value, as determined by the calculation agent, as of the date of receipt, of such cash received for one share of such underlying stock, as adjusted by the adjustment factor at the time of such reorganization event, (y) for any property other than cash or securities received in any such reorganization event, the market value, as determined by the calculation agent in its sole discretion, as of the date of receipt, of such exchange property received for one share of such underlying stock, as adjusted by the adjustment factor at the time of such reorganization event and (z) for any security received in any such reorganization event, an amount equal to the determination closing price, as of the day on which the exchange property value is determined, per share of such security multiplied by the quantity of such security received for each share of such underlying stock, as adjusted by the adjustment factor at the time of such reorganization event.

For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving consideration of particular types, exchange property shall be deemed to include the amount of cash or other property delivered by the offeror in the tender or exchange offer (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction).  In the event of a tender or exchange offer or a going-private transaction with respect to exchange property in which an offeree may elect to receive cash or other property, exchange property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

Following the occurrence of any reorganization event referred to in paragraph 5 above, all

December 2019	Page 24

Morgan Stanley Finance LLC

Inverse Contingent Income Buffered Securities due June 21, 2021

All Payments on the Securities Based on the Inverse Performance of the Least-Favorable Performing of the Common Stock of Facebook, Inc., the Common Stock of Apple Inc., the Common Stock of Netflix, Inc. and the Class C Common Stock of Alphabet Inc.

Principal at Risk Securities

references in this offering document to such “underlying stock” shall be deemed to refer to the exchange property and references to a “share” or “shares” of such underlying stock shall be deemed to refer to the applicable unit or units of such exchange property, unless the context otherwise requires.

No adjustment to the adjustment factor will be required unless such adjustment would require a change of at least 0.1% in the adjustment factor then in effect.  The adjustment factor resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward.  Adjustments to the adjustment factor will be made up to the close of business on the final observation date.

No adjustments to the adjustment factor or method of calculating the adjustment factor will be required other than those specified above.  The adjustments specified above do not cover all events that could affect the determination closing price or the final share price of any underlying stock, including, without limitation, a partial tender or exchange offer for any underlying stock.

The calculation agent shall be solely responsible for the determination and calculation of any adjustments to the adjustment factor or method of calculating the adjustment factor and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

The calculation agent will provide information as to any adjustments to the adjustment factors or to the method of calculating the amount payable on the securities made pursuant to paragraph 5 above upon written request by any investor in the securities.

Calculation agent:

The calculation agent for the securities will be MS & Co.  All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the trustee and us.

All calculations with respect to the contingent semi-annual coupon and payment at maturity will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per security will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of Securities will be rounded to the nearest cent, with one-half cent rounded upward.

Because the calculation agent is our affiliate, the economic interests of the calculation agent and its affiliates may be adverse to your interests as an investor in the securities, including with respect to certain determinations and judgments that the calculation agent must make in determining the payment that you will receive, if any, on each coupon payment date or at maturity or whether a market disruption event has occurred.  See “—Alternate exchange calculation in case of an event of default,” “—Market disruption event” and “—Antidilution adjustments.” MS & Co. is obligated to carry out its duties and functions as calculation agent in good faith and using its reasonable judgment.

Market disruption event:

“Market disruption event” means, with respect to any underlying stock:

(i)

the occurrence or existence of any of:

(a)

a suspension, absence or material limitation of trading of such underlying stock on the primary market for that underlying stock for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or

(b)

a breakdown or failure in the price and trade reporting systems of the primary market for such underlying stock as a result of which the reported trading prices for that underlying stock during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or

(c)

the suspension, absence or material limitation of trading on the primary market for trading in options contracts related to that underlying stock, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market,

(ii)

in each case as determined by the calculation agent in its sole discretion; and

December 2019	Page 25

Morgan Stanley Finance LLC

Inverse Contingent Income Buffered Securities due June 21, 2021

All Payments on the Securities Based on the Inverse Performance of the Least-Favorable Performing of the Common Stock of Facebook, Inc., the Common Stock of Apple Inc., the Common Stock of Netflix, Inc. and the Class C Common Stock of Alphabet Inc.

Principal at Risk Securities

(iii)

a determination by the calculation agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the securities.

For the purpose of determining whether a market disruption event has occurred with respect to an underlying stock: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the primary market, (2) a decision to permanently discontinue trading in the options contract on such underlying stock shall not constitute a market disruption event, (3) a suspension of trading in options contracts on such underlying stock by the primary securities market trading in such options, if available, by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in options contracts related to such underlying stock and (4) a suspension, absence or material limitation of trading on the primary securities market on which options contracts related to such underlying stock are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Alternate exchange calculation in case of an event default:

If an event of default  with respect to the securities will have occurred and be continuing, the amount declared due and payable upon any acceleration of the securities (the “acceleration amount”) will be an amount, determined by the calculation agent in its sole discretion, that is equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the securities. That cost will equal:

•

the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

•

the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the securities, which we describe below, the holders of the securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking.  If either party obtains a quotation, it must notify the other party in writing of the quotation.  The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period.  With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the acceleration amount.

Notwithstanding the foregoing, if a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding is filed with respect to MSFL or Morgan Stanley, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the acceleration amount.

If the maturity of the securities is accelerated because of an event of default as described above, we will, or will cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the acceleration amount and the aggregate cash amount due, if any, with respect to the securities as promptly as possible and in no event later than two business days after the date of such acceleration.

Default Quotation Period

The default quotation period is the period beginning on the day the acceleration amount first becomes due and ending on the third business day after that day, unless:

•     no quotation of the kind referred to above is obtained, or

•     every quotation of that kind obtained is objected to within five business days after

December 2019	Page 26

Morgan Stanley Finance LLC

Inverse Contingent Income Buffered Securities due June 21, 2021

All Payments on the Securities Based on the Inverse Performance of the Least-Favorable Performing of the Common Stock of Facebook, Inc., the Common Stock of Apple Inc., the Common Stock of Netflix, Inc. and the Class C Common Stock of Alphabet Inc.

Principal at Risk Securities

the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above.  If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final observation date, then the acceleration amount will equal the principal amount of the securities.

Qualified Financial Institutions

For the purpose of determining the acceleration amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

•     A-2 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or

•     P-2 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Issuer notice to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final observation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid.  Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice.  The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final observation date as postponed.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered as contingent semi-annual coupon, if any, with respect to each security on or prior to 10:30 a.m. (New York City time) on the business day preceding each coupon payment date, and (ii) deliver the aggregate cash amount due, if any, with respect to the contingent semi-annual coupon to the trustee for delivery to the depositary, as holder of the securities, on the applicable coupon payment date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

December 2019	Page 27

Morgan Stanley Finance LLC

Inverse Contingent Income Buffered Securities due June 21, 2021

All Payments on the Securities Based on the Inverse Performance of the Least-Favorable Performing of the Common Stock of Facebook, Inc., the Common Stock of Apple Inc., the Common Stock of Netflix, Inc. and the Class C Common Stock of Alphabet Inc.

Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Book entry security or certified security:	Book entry. The securities will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, the depositary and will be registered in the name of a nominee of the depositary. The depositary’s nominee will be the only registered holder of the securities. Your beneficial interest in the securities will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in the depositary. In this preliminary pricing supplement, all references to payments or notices to you will mean payments or notices to the depositary, as the registered holder of the securities, for distribution to participants in accordance with the depositary’s procedures. For more information regarding the depositary and book entry notes, please read “The Depositary” in the accompanying prospectus supplement and “Forms of Securities—Global Securities—Registered Global Securities” in the accompanying prospectus.
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying prospectus supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the securities.  This discussion applies only to investors in the securities who:

•     purchase the securities in the original offering; and

•     hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•     certain financial institutions;

•     insurance companies;

•     certain dealers and traders in securities or commodities;

•     investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

•     U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•     partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•     regulated investment companies;

•     real estate investment trusts; or

•     tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. The effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income. Moreover, the discussion below does not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein.

December 2019	Page 28

Morgan Stanley Finance LLC

Inverse Contingent Income Buffered Securities due June 21, 2021

All Payments on the Securities Based on the Inverse Performance of the Least-Favorable Performing of the Common Stock of Facebook, Inc., the Common Stock of Apple Inc., the Common Stock of Netflix, Inc. and the Class C Common Stock of Alphabet Inc.

Principal at Risk Securities

Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

General

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein.  We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting.  In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.

You should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities).  Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder.  As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

•     a citizen or individual resident of the United States;

•     a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•     an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

Tax Basis.  A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

Tax Treatment of Coupon Payments.  Any coupon payment on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange or Settlement of the Securities.  Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled.  For this purpose, the amount realized does not include any coupon paid at settlement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment.  Any such gain or loss recognized should be long-term capital gain or loss if the U.S. Holder has held the securities for more than one year at the time of the sale, exchange or settlement, and should be short-term capital gain or loss otherwise.  The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the

December 2019	Page 29

Morgan Stanley Finance LLC

Inverse Contingent Income Buffered Securities due June 21, 2021

All Payments on the Securities Based on the Inverse Performance of the Least-Favorable Performing of the Common Stock of Facebook, Inc., the Common Stock of Apple Inc., the Common Stock of Netflix, Inc. and the Class C Common Stock of Alphabet Inc.

Principal at Risk Securities

securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the securities. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the securities would be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter.  The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Other alternative federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities.  In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  The notice focuses on whether to require holders of “prepaid forward contracts” and similar instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange–traded status of the instruments and the nature of the underlying property to which the instruments are linked; whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge; and appropriate transition rules and effective dates.  While it is not clear whether instruments such as the securities would be viewed as similar to the prepaid forward contracts described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.  U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules.  The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.  In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder.  As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

•     an individual who is classified as a nonresident alien;

•     a foreign corporation; or

•     a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

December 2019	Page 30

Morgan Stanley Finance LLC

Inverse Contingent Income Buffered Securities due June 21, 2021

All Payments on the Securities Based on the Inverse Performance of the Least-Favorable Performing of the Common Stock of Facebook, Inc., the Common Stock of Apple Inc., the Common Stock of Netflix, Inc. and the Class C Common Stock of Alphabet Inc.

Principal at Risk Securities

•     a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

•     certain former citizens or residents of the United States; or

•     a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

Although significant aspects of the tax treatment of each security are uncertain, we intend to withhold on any coupon paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision.  We will not be required to pay any additional amounts with respect to amounts withheld.  In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty.  If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Section 871(m) Withholding Tax on Dividend Equivalents

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”).  Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”).  However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2021 that do not have a delta of one with respect to any Underlying Security.  Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination.  Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security.  If Section 871(m) withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld.  You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the securities may be treated as U.S.-situs property subject to U.S. federal estate tax.  Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any coupon payment and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition.  A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption.  The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

December 2019	Page 31

Morgan Stanley Finance LLC

Inverse Contingent Income Buffered Securities due June 21, 2021

All Payments on the Securities Based on the Inverse Performance of the Least-Favorable Performing of the Common Stock of Facebook, Inc., the Common Stock of Apple Inc., the Common Stock of Netflix, Inc. and the Class C Common Stock of Alphabet Inc.

Principal at Risk Securities

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied.  An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements.  FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”).  Withholding (if applicable) applies to payments of U.S.-source FDAP income and to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends.  Under recently proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds (other than amounts treated as FDAP income).  While the treatment of the securities is unclear, you should assume that any coupon payment with respect to the securities will be subject to the FATCA rules.  If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.  Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes.  We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions.  The costs of the securities borne by you and described beginning on page 3 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we hedged our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers.  We expect our hedging counterparties to have taken positions in the underlying stocks and in futures and/or options contracts on the underlying stocks.  Such purchase activity could have decreased the initial share price of an underlying stock, and, therefore, could have decreased the threshold level for such underlying stock, which is the value at or below which such underlying stock must close on the observation dates so that you receive a contingent semi-annual coupon on the securities (depending also on the performance of the other underlying stocks), and, with respect to the final observation date, so that you are not inversely exposed to the appreciation of the least-favorable performing underlying stock at maturity (depending also on the performance of the other underlying stocks).  These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches.  Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of any underlying stock on the observation dates, and, accordingly, whether we pay a contingent semi-annual coupon on the securities and the amount of cash you will receive at maturity, if any (depending also on the performance of the other underlying stocks).

Benefit plan investor considerations:

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities.  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (such accounts and plans, together with other plans, accounts and arrangements subject to Section 4975 of the Code, also “Plans”).  ERISA Section 406 and Code Section 4975 generally prohibit transactions

December 2019	Page 32

Morgan Stanley Finance LLC

Inverse Contingent Income Buffered Securities due June 21, 2021

All Payments on the Securities Based on the Inverse Performance of the Least-Favorable Performing of the Common Stock of Facebook, Inc., the Common Stock of Apple Inc., the Common Stock of Netflix, Inc. and the Class C Common Stock of Alphabet Inc.

Principal at Risk Securities

between Plans and parties in interest or disqualified persons.  Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules.  A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities.  Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).  In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption).  There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited.  Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition of these securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The securities are contractual financial instruments.  The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities.  The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)

the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)

we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;

December 2019	Page 33

Morgan Stanley Finance LLC

Inverse Contingent Income Buffered Securities due June 21, 2021

All Payments on the Securities Based on the Inverse Performance of the Least-Favorable Performing of the Common Stock of Facebook, Inc., the Common Stock of Apple Inc., the Common Stock of Netflix, Inc. and the Class C Common Stock of Alphabet Inc.

Principal at Risk Securities

(iii)

any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)

our interests are adverse to the interests of the purchaser or holder; and

(v)

neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law.  The sale of any securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan. In this regard, neither this discussion nor anything provided in this document is or is intended to be investment advice directed at any potential Plan purchaser or at Plan purchasers generally and such purchasers of these securities should consult and rely on their own counsel and advisers as to whether an investment in these securities is suitable.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Morgan Stanley or Morgan Stanley Wealth Management or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the securities by the account, plan or annuity.

Additional considerations:	Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.
Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent a fixed sales commission of $25 for each security they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account.

In order to facilitate the offering of the securities, the Agent may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the Agent may sell more securities than it is obligated to purchase in connection with the offering, creating a naked short position in the Securities for its own account. The Agent must close out any naked short position by purchasing the securities in the open market after the offering. A naked short position in the securities is more likely to be created if the Agent is concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the Agent may bid for, and purchase, the Securities in the open market to stabilize the price of the Securities. Any of these activities may raise or maintain the market price of the Securities above independent market prices or prevent or retard a decline in the market price of the Securities. The Agent is not required to engage in these activities, and may end any of these activities at any time. An affiliate of the Agent has entered into a hedging transaction in connection with this offering of the Securities. See “—Use of proceeds and hedging” above.

Validity of the securities:	In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights

December 2019	Page 34

Morgan Stanley Finance LLC

Inverse Contingent Income Buffered Securities due June 21, 2021

All Payments on the Securities Based on the Inverse Performance of the Least-Favorable Performing of the Common Stock of Facebook, Inc., the Common Stock of Apple Inc., the Common Stock of Netflix, Inc. and the Class C Common Stock of Alphabet Inc.

Principal at Risk Securities

generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated November 16, 2017, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on November 16, 2017.
Selling restrictions:

General

No action has been or will be taken by us, the agent or any dealer that would permit a public offering of the securities or possession or distribution of this preliminary pricing supplement or the accompanying prospectus supplement, stock supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required.  No offers, sales or deliveries of the securities, or distribution of this preliminary pricing supplement or the accompanying prospectus supplement, stock supplement or prospectus or any other offering material relating to the securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the agent or any dealer.

The agent has represented and agreed, and each dealer through which we may offer the securities has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes this preliminary pricing supplement and the accompanying prospectus supplement, stock supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities.  We shall not have responsibility for the agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

In addition to the selling restrictions set forth in “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement, the following selling restrictions also apply to the securities:

Brazil

The securities have not been and will not be registered with the Comissão de Valores Mobiliários (The Brazilian Securities Commission).  The securities may not be offered or sold in the Federative Republic of Brazil except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

Chile

The securities have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile.  No offer, sales or deliveries of the securities or distribution of this preliminary pricing supplement or the accompanying prospectus supplement, stock supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

Mexico

The securities have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico.  This preliminary pricing supplement, the accompanying prospectus supplement, the accompanying stock supplement and the accompanying prospectus may not be publicly distributed in Mexico.

December 2019	Page 35

Morgan Stanley Finance LLC

Inverse Contingent Income Buffered Securities due June 21, 2021

All Payments on the Securities Based on the Inverse Performance of the Least-Favorable Performing of the Common Stock of Facebook, Inc., the Common Stock of Apple Inc., the Common Stock of Netflix, Inc. and the Class C Common Stock of Alphabet Inc.

Principal at Risk Securities

Where you can find more information:

MSFL and Morgan Stanley have filed a registration statement (including a prospectus, as supplemented by the prospectus supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates.  You should read the prospectus in that registration statement, the prospectus supplement and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about MSFL, Morgan Stanley and this offering.  You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov.  Alternatively, MSFL, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the prospectus supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Prospectus Supplement dated November 16, 2017

Prospectus dated November 16, 2017

Terms used but not defined in this document are defined in the prospectus supplement or in the prospectus.

December 2019	Page 36